UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 09, 2008 (August 21, 2008)

GLOBAL REALTY DEVELOPMENT CORP.
 (Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-32467 (Commission File Number)	30-0360216 (IRS Employer Identification No.)

11555 Heron Bay Boulevard, Suite 200 Coral Springs Florida (Address of principal executive offices)	33076 (Zip Code)

Registrant’s telephone number, including area code: (954) 603-0522
 (Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Robert Kohn as Chief Financial Officer and Director

On August 21, 2008 the Board of Directors of Global Realty Development Corp. (the “Company”), by written consent, has accepted the resignation of Mr. Robert Kohn as the Company’s Chief Financial Officer and as a member of the board of directors (the “Board”) of the Company, effective immediately.  Mr. Kohn had been interim Chief Financial Officer since January 31, 2008 and after completing the 10K for 2007 and 10Q’s for the first and second quarter of 2008 has decided to pursue other business opportunities.  There were no disagreements between or among Mr. Kohn and the Company or any officer or director of the Company.

In connection with his resignation, Mr. Kohn has furnished the Company with a letter of resignation dated August 15, 2008 and which is incorporated herein by reference and filed as Exhibit 10.1

Appointment of Peter Voss as Chief Financial Officer

In connection with the resignation of Robert Kohn as the Company’s Chief Financial Officer, as more fully described above, on, August 21, 2008 the Board, by written consent, has appointed Peter D. Voss, the Company’s present Chief Executive Officer and Chairman, to also hold the position as the Company’s Chief Financial Officer and has accepted the resignation of Robert D. Kohn as the Company’s Chief Financial Officer and Director effective immediately.

Mr. Voss had been appointed as the Company’s Chief Executive Officer and was appointed as Chairman of the Board on January 31, 2008.

Mr. Voss business experience during the past five years has been primarily as an investor and entrepreneur in a wide range of business interest throughout Asia, Europe, and North America including real estate, entertainment, gaming, environmental technologies, and energy.  From March 1, 2006 to January 31, 2008 Mr. Voss has served as a director of international business development of the Company.  Mr. Voss does not hold a directorship in any other reporting company.  Mr. Voss holds tertiary Australian qualifications in accounting, law, and marketing.  Mr. Voss is 60 years old.

Since the beginning of the Company’s last fiscal year, there has been no transaction or proposed transaction that the Company was or is a party to in which Mr. Voss had or is to have a direct or indirect material interest, except as follows:

•
During the quarter ended September 30, 2007, payments in the amount of $200,000 were made to Accrued Equities Pty, Ltd, a company controlled by Peter Voss, for additional expenses incurred with the on-going business development of Pachinko Parlors.

•
During the quarter ended June 30, 2007, payments in the amount of $81,000 were made to Marino Investments Services Pty, Ltd, a company controlled by Peter Voss, to pay for additional expenses incurred with the potential acquisition of Pachinko Parlors.

•
During the quarter ended March 31, 2007, payments in the amount of $400,000 were made to Marino Investments Services Pty, Ltd, a company controlled by Peter Voss, to pay for expenses incurred with the potential acquisition of Pachinko Parlors.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits

Exhibit

10.1	Resignation Letter dated August 15, 2008 from Mr. Robert Kohn to the Board of Directors of Global Realty Development Corp.

99.1	Press Release, dated September 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL REALTY DEVELOPMENT CORP.

Dated: September 09, 2008	By:	/s/ Peter D. Voss
Name: Peter D. Voss
Title: Chief Executive Office & Chief Financial Officer